SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

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                                CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


                               JANUARY 26, 1998
                                Date of Report
                       (Date of earliest event reported)

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                        ADVANCED TISSUE SCIENCES, INC.
            (Exact name of registrant as specified in its charter)


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         Delaware                    0-016607                   14-1701513
         --------                    --------                   ----------
(State or other jurisdiction of     (Commission              (I.R.S. Employer
 incorporation or organization)      File No.)              Identification No.)


     10933 North Torrey Pines Road, La Jolla, California          92037
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     (Address of principal executive offices)                   (Zip Code)


      Registrant's telephone number, including area code:  (619) 450-5730

Item 5.  Other Events

On January 26, 1998, Advanced Tissue Sciences, Inc. (the "Company" or "Advanced Tissue Sciences") and Hatteras Partners, L.P., formerly known as Ramius Hatteras Partners, L.P. (the "Investor"), executed an amendment (the "Amendment") to extend the term of an Investment Agreement between the parties to February 9, 1999. Advanced Tissue Sciences originally entered into the Investment Agreement with the Investor in February 1996. The Investment Agreement provides for an equity line which allows the Company to access up to $50 million through sales of its Common Stock. The decision to draw any funds under the Investment Agreement and the timing of any such draw is solely at the Company's discretion. Other than extending the term for an additional year, the Amendment does not materially change the terms of the Investment Agreement.

As a commitment fee for keeping the equity line available for an additional year, the Company granted the Investor a warrant to purchase 50,000 shares of Common Stock at an exercise price of $14.00 per share. The warrant is exercisable over a period of seven years.

The Amendment to the Investment Agreement between the Company and the Investor dated January 26, 1998 is attached hereto as an exhibit and is incorporated herein by reference. The foregoing summary is qualified in its entirety by reference to such exhibit.

Item 7.  Exhibits

 Exhibit
 Number                       Description
 -------                      -----------

  4.1        Amendment No. 1 to Investment Agreement between
             Advanced Tissue Sciences, Inc. and Hatteras
             Partners, L.P. (formerly Ramius Hatteras Partners,
             L.P.) dated January 26, 1998


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       ADVANCED TISSUE SCIENCES, INC.


Date:  February 6, 1998                By:   /s/ Arthur J. Benvenuto
                                          -----------------------------
                                          Arthur J. Benvenuto
                                          Chairman and Chief Executive Officer

                                 EXHIBIT INDEX


 Exhibit
 Number                      Description                               Page
 -------                     -----------                               ----

  4.1        Amendment No. 1 to Investment Agreement between
             Advanced Tissue Sciences, Inc. and Hatteras Partners, L.P. (formerly Ramius Hatteras Partners, L.P.) dated
             January 26, 1998